UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 15, 2008 (January 11, 2008)
Date of Report (Date of earliest event reported)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
The information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended.
On August 27, 2007, JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JKA (“MSI”), entered into the Second Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC and SG-Directional, LLC, as Members’ Representative (“Members’ Representative”), and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI (the “Merger”). The Amended Merger Agreement fully amends and restates the First Amended and Restated Agreement and Plan of Merger, dated February 14, 2007, by and among JKA, MSI, Multi-Shot, Catalyst/Hall Growth Capital Management Co., LLC and the Members. Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc.
In connection with the Merger, JKA plans to hold presentations for certain of its stockholders and other interested parties. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to participants.
Stockholders of JKA and other interested persons are advised to read JKA’s definitive proxy statement in connection with JKA’s solicitation of proxies for the special meeting of stockholders to be held in connection with the Merger because the definitive proxy statement contains important information. The definitive proxy statement has been mailed to stockholders as of the record date established for voting on the Merger. The definitive proxy statement can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing requests to: JK Acquisition Corp., 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027.
JKA and the directors and executive officers of JKA may be deemed to be participating in the solicitation of proxies in respect of the proposed Merger. Information regarding the participants in the proxy solicitation, including the underwriters and the officers and directors of JKA, and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, is contained in the definitive proxy statement.
Item 8.01. Other Events
Postponement of Special Meeting
On January 15, 2008, JK Acquisition Corp. (“JKA”) announced that the special meeting of its stockholders to vote on the proposed merger with Multi-Shot, LLC had been postponed until January 28, 2008 at 10:00 a.m. (Central Standard Time). A copy of the press release for such announcement is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Agreement with Pritchard Capital Partners, LLC
On January 11, 2008, Ferris, Baker Watts, Incorporated, as representative of the underwriters of the initial public offering of units issued by JK Acquisition Corp. (“JKA”), informed JKA that it had entered into an agreement (the “Pritchard Agreement”) with Pritchard Capital Partners, LLC (“Pritchard”) regarding the marketing of JKA’s currently outstanding common stock to prospective investors in connection with the proposed merger with Multi-Shot, LLC. The terms of the merger are described in JKA’s definitive proxy statement dated December 4, 2007. Under the Pritchard Agreement, Pritchard may receive up to 50% of the amount of the deferred non-accountable expense allowance currently included in JKA’s trust account described in the definitive proxy statement based on the number of shares sold to buyers for which Pritchard acts as agent. Pritchard will not market any securities held by officers or directors of JKA. The Pritchard Agreement is attached as Exhibit 99.3.
It is anticipated that Pritchard will market JKA common stock primarily to prospective buyers interested in the merger with Multi-Shot. Although Pritchard will not solicit proxies from any stockholder, such buyers will be likely to support the merger. As a result, Pritchard may be deemed to be indirectly soliciting proxies through its marketing activities.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

99.1	Slide Show Investor Presentation

99.2	Press Release, dated January 15, 2008

99.3	Agreement with Pritchard Capital Partners, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.

Date: January 15, 2007	By:	/s/ James P. Wilson
	Name:	James P. Wilson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Show Investor Presentation

99.2	Press Release, dated January 15, 2008

99.3	Agreement with Pritchard Capital Partners, LLC